                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                           THE SECURITIES ACT OF 1934


Date of Report:             November 11, 1999
               -----------------------------------------------------------------

                               GOLD & GREEN, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Nevada                         0-30116                     11-34543389
--------------------------------------------------------------------------------
(State of Incorporation)         (Commission File No.)             (IRS Employer
Identification No.)

       c/o Maureen Abato, Esq., 2732 East 21st Street, Brooklyn, NY 11235
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number:     (718) 769-4021
                              --------------------------------------------------

Former name or address, if changed since last report:      Not applicable
                                                     ---------------------------

Item 5.  Other Events

        Effective November 12, 1999, the Board of Directors of Gold & Green, Inc. (the "Registrant") authorized the effectuation of a ten-for-one forward stock split of its shares of common stock, par value $.001 per share, with the result that instead of having 1,030,000 shares outstanding, it now has 10,300,000 shares outstanding. As no fractional shares have been issued, no provision has been made for fractional shares. Each share held of record as of the Record Date, November 12, 1999, shall automatically be increased to ten shares of the same class. The Board has instructed the Company's officers to take all actions necessary to effectuate this ten-for-one forward stock split, including the issuance of additional stock certificates to all shareholders of record as of the Record Date. Filed herewith as an exhibit to this Form 8-K is a copy of the Unanimous Consent in Lieu of Meeting of the Board of Directors, authorizing the ten-for-one foward stock split.

Item 7(c). Exhibits


    99. Unanimous Consent in Lieu of Meeting of the Board of Directors of Gold & Green, Inc.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exhange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  GOLD & GREEN, INC.

Date:   November 11, 1999                       By: s/ Maureen Abato
                                                  ------------------------------
                                                       Maureen Abato, President

                                EXHIBIT INDEX



EXHIBIT NO.        DESCRIPTION


  99 Unanimous Consent in Lieu of Meeting of the Board of Directors of Gold & Green, Inc.